UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2007

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2435 N. Central Expressway, Richardson, Texas		75080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 699-4000

Xanser Corporation
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2007, Furmanite Corporation (the "Company") issued a news release, attached as Exhibit 99.1 hereto, announcing that Joseph E. Milliron has assumed the responsibilities as chief operating officer of all of the Company’s worldwide operations. Mr. Milliron previously had been chief operating officer of the Company’s Furmanite business unit since August 2005. As Mr. Milliron was previously considered to be a member of the key personnel of the Company's subsidiaries, his biographical and other required information is incorporated by reference to the Company’s proxy statement filed with the Securities and Exchange Commission (the "Commission") on April 19, 2007, as well as the Company’s other filings with the Commission.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2007, the Company’s Board of Directors approved an amendment and restatement of the Company’s Bylaws, amending and restating the Bylaws to, among other things, reflect the change of the Company’s name from "Xanser Corporation" to "Furmanite Corporation." The Company’s Amended and Restated Bylaws are attached as Exhibit 3.1 hereto.

On May 17, 2007, the Company filed with the Commission a Current Report on Form 8-K announcing that the Company’s stockholders had ratified, at the annual meeting on May 17, 2007, an amendment to the Company’s Certificate of Incorporation changing the name of the Company from "Xanser Corporation" to "Furmanite Corporation." The amendment to the Company’s Certificate of Incorporation is attached as Exhibit 3.2 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

June 20, 2007	By:	Howard C. Wadsworth

Name: Howard C. Wadsworth
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

3.1	Bylaws of Furmanite Corporation, amended and restated as of June 14, 2007
3.2	Certificate of Amendment to Restated Certificate of Incorporation of Furmanite Corporation
99.1	News release dated June 18, 2007